Exhibit 99.1

Amedica to Present Advantages of Silicon Nitride Implants at 2016 Brazilian Spine Congress
Company Experiences Positive Sales Impact from Recent Brazil Clearance

SALT LAKE CITY, February 23, 2016 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce its participation in the 2016 Brazilian Spine Congress occurring March 3-4, 2016 in Sao Paulo, Brazil.

“Brazil has been an emerging growth opportunity for us since achieving clearance during the third quarter of last year thanks in part to our Brazilian partner, Sintex Medical,” said Dr. Sonny Bal, Chairman and Chief Executive Officer. “We feel that the content we plan to present, and the surgeons with whom we will be meeting in Sao Paulo will strengthen this additional sales channel through the balance of this year.”

"With the limited options currently available to Brazilian surgeons, Brazil reflects a market opportunity for new technologies in spinal products and surgical techniques,” said Daniel Bolotnicki, Chief Executive Officer of Sintex Medical. “We’ve experienced very positive feedback with the silicon nitride fusion devices since our initial launch last quarter, due in part to the unique osteoconductive, anti-infective, and superior imaging properties of silicon nitride. We anticipate further geographic expansion, and expect to capture a significant share of the market from legacy PEEK cages that have inherent limitations. We are confident the Brazilian market will understand the superiority of silicon nitride, in terms of positively affecting patient outcomes.”

“I look forward to presenting and sharing the clinical outcomes I’ve experienced while using silicon nitride the past several years,” said Dr. Graham C. Calvert, M.D., Mississippi Sports Medicine and Orthopedic Center. “Silicon nitride truly is a breakthrough material and contains a unique surface biochemistry which ensures reliable osseointegration, while also inhibiting bacterial biofilm adhesion.”

The 16th annual Brazilian Spine Congress attracts leading clinicians, surgeons, and scientists from the Americas who come together to present the latest innovative musculoskeletal clinical and scientific research. For more information on the Brazilian Spine Congress, please visit http://cirurgiaespinhal.com.br/2016/.

About Amedica Corporation
Amedica is focused on the development and application of interbody implants manufactured with medical-grade silicon nitride ceramic. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty as well as dental applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world's largest ceramic manufacturers. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future performance, business operations and acceptance of its technology platform. Statements relating to Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and similar statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com

Robert Haag
IRTH Communications
866-976-4784
amda@irthcommunications.com